Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact - Wayne Rancourt 208 384 6073	Media Contact - John Sahlberg 208 384 6451

For Immediate Release: October 23, 2014

Boise Cascade Company Reports 2014 Third Quarter Net Income of $32.3 Million on Sales of $983.3 Million

BOISE, Idaho - Boise Cascade Company (Boise Cascade or Company) (NYSE: BCC) today reported net income of $32.3 million, or $0.82 per share, on sales of $983.3 million for the third quarter ended September 30, 2014.

Third Quarter 2014 Highlights

	3Q 2014	3Q 2013	% change

	(thousands, except per-share data and percentages)

Consolidated Results
Sales	$983,319	$877,979	12%
Net income	32,285	15,860	104%
Net income per common share - diluted	0.82	0.39	110%
EBITDA[1]	69,078	39,510	75%
Segment Results
Wood Products sales	$355,697	$283,204	26%
Wood Products EBITDA[1]	51,342	24,614	109%
Building Materials Distribution sales	773,391	721,523	7%
Building Materials Distribution EBITDA[1]	23,506	20,108	17%
Corporate EBITDA[1]	(5,770)	(5,212)	11%
1 For reconciliations of non-GAAP measures, see summary notes at the end of this press release.

In third quarter 2014, total and single-family U.S. housing starts increased approximately 15% and 7%, respectively, from the same period last year. The October 2014 Blue Chip consensus forecast for 2014 reflects 1.01 million total U.S. housing starts, a 9% expected increase from 2013 levels, but still well below the historical average for the last 20 years of approximately 1.4 million starts per year.

"Third quarter sales were consistent with our seasonal expectations for our manufacturing and distribution businesses. Our earnings benefited from strong plywood pricing in the quarter. In our engineered wood products business, we continue to capture solid volume growth and improved pricing. Forecasts for 2015 reflect further growth in U.S. housing starts and we remain confident in our ability to take advantage of market opportunities," stated Tom Carlile, CEO.

Wood Products

Sales, including sales to our Building Materials Distribution (BMD) segment, increased $72.5 million, or 26%, to $355.7 million for the three months ended September 30, 2014, from $283.2 million for the three months ended September 30, 2013. The sales growth was driven primarily by plywood and engineered wood products (EWP) sales volume and price increases. Plywood sales volumes increased 15% primarily due to the acquisition of two plywood manufacturing facilities on September 30, 2013, while plywood sales prices increased 11%. EWP sales improved with LVL and I-joists sales volumes up 20% and 12%, respectively, and I-joists and LVL sales prices up 8% and 5%, respectively. Improved lumber, particleboard, and byproduct sales also contributed to the increase in sales.

Wood Products EBITDA increased $26.7 million to $51.3 million for the three months ended September 30, 2014, from $24.6 million for the three months ended September 30, 2013. The improvement in EBITDA included $5.1 million related to the acquired plywood operations. Overall, the increase in EBITDA was due primarily to higher plywood, EWP, and lumber sales prices and higher plywood and EWP sales volumes.

Building Materials Distribution

Sales increased $51.9 million, or 7%, to $773.4 million for the three months ended September 30, 2014, from $721.5 million for the three months ended September 30, 2013. Compared with the same quarter in the prior year, the overall increase in sales was driven by sales volume and sales price increases of 4% and 3%, respectively. By product line, sales of EWP increased 13%, general line product sales increased 10%, and commodity sales increased 3%.

BMD EBITDA increased $3.4 million to $23.5 million for the three months ended September 30, 2014, from $20.1 million for the three months ended September 30, 2013. The increase in EBITDA was driven primarily by a higher gross margin of $9.3 million, including an improvement in gross margin percentage of 40 basis points. The margin improvement in segment income was offset partially by increased selling and distribution expenses of $5.5 million.

Balance Sheet

Boise Cascade ended the third quarter with $170.0 million of cash and cash equivalents and $328.2 million of undrawn committed bank line availability, for total available liquidity of $498.2 million. The company reported $301.5 million of outstanding debt at September 30, 2014.

Outlook

We expect to experience seasonally slower demand in the fourth quarter of 2014. On an annual basis, housing starts in the U.S. improved in 2013 and 2012. This improvement in U.S. housing starts has continued into 2014 and we remain optimistic that the improvement in demand for our products will continue through 2015, but at forecasted levels below the 20-year historical average. Future commodity product pricing could be volatile in response to industry capacity restarts and operating rates, inventory levels in various distribution channels, and seasonal demand patterns. We expect to manage our production levels to our sales demand, which will likely result in operating some of our facilities below their capacity until demand improves further.

About Boise Cascade

Boise Cascade Company is one of the largest producers of plywood and engineered wood products in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call on Thursday, October 23, at 11 a.m. Eastern, at which time we will review the Company's third quarter.

You can join the webcast through our website by going to www.bc.com and clicking on the Event Calendar link under the Investor Relations heading. Please go to the website at least 15 minutes before the start of the webcast to register. To join the conference call, dial 855-209-5834 (international callers should dial 315-625-6883), participant passcode 15586176, at least 10 minutes before the start of the call.

The archived webcast will be available in the Investor Relations section of our website. A replay of the conference call will be available from Thursday, October 23, at 2 p.m. Eastern through Thursday, October 30, at 11 p.m. Eastern. Replay numbers are 855-859-2056 for U.S. calls and 404-537-3406 for international calls, and the passcode will be 15586176.

Basis of Presentation

We refer to the term EBITDA in this earnings release as a supplemental measure of our performance and liquidity that is not required by or presented in accordance with generally accepted accounting principles in the United States ("GAAP"). We define EBITDA as income before interest (interest expense and interest income), income taxes, and depreciation and amortization.

EBITDA is the primary measure used by our management to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our Company on an ongoing basis using criteria that are used by our management and because it is frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income, income from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income or segment income has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for these limitations by relying on our GAAP results. Our measure of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are "forward looking" within the Private Securities Litigation Reform Act of 1995. These statements speak only as of the date of this press release. While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Company
Consolidated Statements of Operations
(unaudited, in thousands, except per-share data)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2014	September 30
	2014	2013		2014	2013

Sales	$983,319	$877,979	$961,187	$2,711,686	$2,475,152

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	827,890	759,777	823,532	2,324,030	2,155,620
Depreciation and amortization	13,203	8,962	12,482	38,005	26,205
Selling and distribution expenses	72,714	66,244	67,181	198,825	183,350
General and administrative expenses	13,173	12,867	11,925	35,763	33,164
Other (income) expense, net	148	(350)	163	(1,589)	(523)
	927,128	847,500	915,283	2,595,034	2,397,816

Income from operations	56,191	30,479	45,904	116,652	77,336

Foreign currency exchange gain (loss)	(316)	69	266	(139)	(302)
Interest expense	(5,514)	(5,174)	(5,519)	(16,545)	(14,846)
Interest income	57	88	53	180	212
	(5,773)	(5,017)	(5,200)	(16,504)	(14,936)

Income before income taxes	50,418	25,462	40,704	100,148	62,400
Income tax (provision) benefit (a)	(18,133)	(9,602)	(14,286)	(35,880)	44,708
Net income	$32,285	$15,860	$26,418	$64,268	$107,108

Weighted average common shares outstanding:
Basic	39,423	40,625	39,420	39,407	40,486
Diluted	39,481	40,640	39,463	39,459	40,492

Net income per common share:
Basic	$0.82	$0.39	$0.67	$1.63	$2.65
Diluted	$0.82	$0.39	$0.67	$1.63	$2.65

See accompanying summary notes to consolidated financial statements and segment information.

Wood Products Segment
Statements of Operations
(unaudited, in thousands, except percentages)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2014	September 30
	2014	2013		2014	2013

Segment sales	$355,697	$283,204	$351,011	$999,982	$832,837

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	293,569	249,037	299,993	854,425	724,166
Depreciation and amortization	10,711	6,686	10,044	30,735	19,456
Selling and distribution expenses	7,622	6,637	7,146	21,506	20,039
General and administrative expenses	2,960	3,039	2,418	8,027	7,578
Other (income) expense, net	204	(123)	197	398	(183)
	315,066	265,276	319,798	915,091	771,056

Segment income	$40,631	$17,928	$31,213	$84,891	$61,781

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	82.5%	87.9%	85.5%	85.4%	87.0%
Depreciation and amortization	3.0%	2.4%	2.9%	3.1%	2.3%
Selling and distribution expenses	2.1%	2.3%	2.0%	2.2%	2.4%
General and administrative expenses	0.8%	1.1%	0.7%	0.8%	0.9%
Other (income) expense, net	0.1%	—%	0.1%	—%	—%
	88.6%	93.7%	91.1%	91.5%	92.6%

Segment income	11.4%	6.3%	8.9%	8.5%	7.4%

Building Materials Distribution Segment
Statements of Operations
(unaudited, in thousands, except percentages)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2014	September 30
	2014	2013		2014	2013

Segment sales	$773,391	$721,523	$758,375	$2,117,296	$1,984,138

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	680,303	637,719	672,355	1,876,002	1,773,895
Depreciation and amortization	2,448	2,245	2,394	7,149	6,640
Selling and distribution expenses	65,092	59,607	60,035	177,319	163,311
General and administrative expenses	4,557	4,175	4,232	12,555	11,397
Other (income) expense, net	(67)	(86)	(42)	(2,049)	(241)
	752,333	703,660	738,974	2,070,976	1,955,002

Segment income	$21,058	$17,863	$19,401	$46,320	$29,136

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	88.0%	88.4%	88.7%	88.6%	89.4%
Depreciation and amortization	0.3%	0.3%	0.3%	0.3%	0.3%
Selling and distribution expenses	8.4%	8.3%	7.9%	8.4%	8.2%
General and administrative expenses	0.6%	0.6%	0.6%	0.6%	0.6%
Other (income) expense, net	—%	—%	—%	(0.1)%	—%
	97.3%	97.5%	97.4%	97.8%	98.5%

Segment income	2.7%	2.5%	2.6%	2.2%	1.5%

Segment Information
(unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2014	September 30
	2014	2013		2014	2013
Segment sales
Wood Products	$355,697	$283,204	$351,011	$999,982	$832,837
Building Materials Distribution	773,391	721,523	758,375	2,117,296	1,984,138
Intersegment eliminations	(145,769)	(126,748)	(148,199)	(405,592)	(341,823)
	$983,319	$877,979	$961,187	$2,711,686	$2,475,152

Segment income (loss)
Wood Products	$40,631	$17,928	$31,213	$84,891	$61,781
Building Materials Distribution	21,058	17,863	19,401	46,320	29,136
Corporate and Other	(5,814)	(5,243)	(4,444)	(14,698)	(13,883)
	55,875	30,548	46,170	116,513	77,034

Interest expense	(5,514)	(5,174)	(5,519)	(16,545)	(14,846)
Interest income	57	88	53	180	212
Income before income taxes	$50,418	$25,462	$40,704	$100,148	$62,400

EBITDA (b)
Wood Products	$51,342	$24,614	$41,257	$115,626	$81,237
Building Materials Distribution	23,506	20,108	21,795	53,469	35,776
Corporate and Other	(5,770)	(5,212)	(4,400)	(14,577)	(13,774)
	$69,078	$39,510	$58,652	$154,518	$103,239

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2014	December 31, 2013

ASSETS

Current
Cash and cash equivalents	$169,974	$118,249
Receivables
Trade, less allowances of $2,422 and $2,509	212,801	152,240
Related parties	1,111	583
Other	7,164	7,268
Inventories	398,871	383,359
Deferred income taxes	20,302	18,151
Prepaid expenses and other	8,855	7,855
Total current assets	819,078	687,705

Property and equipment, net	362,500	360,985
Timber deposits	11,304	6,266
Deferred financing costs	7,453	8,334
Goodwill	21,823	21,823
Intangible assets, net	10,207	10,277
Deferred income taxes	—	760
Other assets	8,734	8,036
Total assets	$1,241,099	$1,104,186

Boise Cascade Company
Consolidated Balance Sheets (continued)
(unaudited, in thousands, except per-share data)

	September 30, 2014	December 31, 2013

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$185,420	$139,636
Related parties	2,975	2,484
Accrued liabilities
Compensation and benefits	69,695	60,527
Income taxes payable	13,055	166
Interest payable	8,076	3,294
Other	40,011	32,910
Total current liabilities	319,232	239,017

Debt
Long-term debt	301,466	301,613

Other
Compensation and benefits	81,198	96,536
Other long-term liabilities	18,178	14,539
	99,376	111,075

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 43,274 and 43,229 shares issued, respectively	433	432
Treasury Stock, 3,864 shares at cost	(100,000)	(100,000)
Additional paid-in capital	500,879	496,593
Accumulated other comprehensive loss	(55,260)	(55,249)
Retained earnings	174,973	110,705
Total stockholders' equity	521,025	452,481
Total liabilities and stockholders' equity	$1,241,099	$1,104,186

Boise Cascade Company
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	September 30
	2014	2013
Cash provided by (used for) operations
Net income	$64,268	$107,108
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	39,223	27,573
Stock-based compensation	4,186	1,862
Pension expense	597	8,104
Deferred income taxes	1,913	(65,095)
Other	(1,609)	(628)
Decrease (increase) in working capital, net of acquisitions
Receivables	(61,002)	(63,987)
Inventories	(15,512)	(36,440)
Prepaid expenses and other	(1,695)	(1,624)
Accounts payable and accrued liabilities	62,003	50,011
Pension contributions	(11,675)	(10,352)
Income taxes payable	14,883	2,218
Other	(7,482)	(862)
Net cash provided by operations	88,098	17,888

Cash provided by (used for) investment
Expenditures for property and equipment	(40,860)	(29,935)
Acquisitions of businesses and facilities	—	(102,002)
Proceeds from sales of assets	4,726	1,536
Other	41	9
Net cash used for investment	(36,093)	(130,392)

Cash provided by (used for) financing
Net proceeds from issuance of common stock	—	262,488
Treasury stock purchased	—	(100,000)
Issuances of long-term debt, including revolving credit facility	57,600	130,000
Payments of long-term debt, including revolving credit facility	(57,600)	(80,000)
Financing costs	(11)	(1,854)
Other	(269)	193
Net cash provided by (used for) financing	(280)	210,827

Net increase in cash and cash equivalents	51,725	98,323

Balance at beginning of the period	118,249	45,893

Balance at end of the period	$169,974	$144,216

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the Company’s 2013 Form 10-K and the Company’s other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.

(a)
The nine months ended September 30, 2013 includes a $68.7 million income tax benefit associated with the recording of net deferred tax assets upon the Company's conversion from a limited liability company to a corporation.

(b)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation and amortization. The following table reconciles net income to EBITDA for the three months ended September 30, 2014 and 2013, and June 30, 2014, and the nine months ended September 30, 2014 and 2013:

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2014	September 30
	2014	2013		2014	2013

	(unaudited, in thousands)

Net income	$32,285	$15,860	$26,418	$64,268	$107,108
Interest expense	5,514	5,174	5,519	16,545	14,846
Interest income	(57)	(88)	(53)	(180)	(212)
Income tax provision (benefit)	18,133	9,602	14,286	35,880	(44,708)
Depreciation and amortization	13,203	8,962	12,482	38,005	26,205
EBITDA	$69,078	$39,510	$58,652	$154,518	$103,239

The following table reconciles segment income (loss) to EBITDA for the three months ended September 30, 2014 and 2013, and June 30, 2014, and the nine months ended September 30, 2014 and 2013:

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2014	September 30
	2014	2013		2014	2013

	(unaudited, in thousands)
Wood Products
Segment income	$40,631	$17,928	$31,213	$84,891	$61,781
Depreciation and amortization	10,711	6,686	10,044	30,735	19,456
EBITDA	51,342	24,614	41,257	115,626	81,237

Building Materials Distribution
Segment income	21,058	17,863	19,401	46,320	29,136
Depreciation and amortization	2,448	2,245	2,394	7,149	6,640
EBITDA	23,506	20,108	21,795	53,469	35,776

Corporate and Other
Segment loss	(5,814)	(5,243)	(4,444)	(14,698)	(13,883)
Depreciation and amortization	44	31	44	121	109
EBITDA	(5,770)	(5,212)	(4,400)	(14,577)	(13,774)

Total Company EBITDA	$69,078	$39,510	$58,652	$154,518	$103,239